



===============================================================================




                            STOCK PURCHASE AGREEMENT


                                     between


                             CCPC ACQUISITION CORP.


                                       and


                           CCPC HOLDING COMPANY, INC.


                          Dated as of October 25, 1999




===============================================================================




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                                TABLE OF CONTENTS

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                                                                                                         Page
                                                                                                         -----

1. SALE AND TRANSFER OF EKCO STOCK..........................................................................1

2. PURCHASE PRICE...........................................................................................2
   2.2       WOODSTREAM/ASPEN VALUE ADJUSTMENT..............................................................2

3. AGREEMENTS OF BUYER......................................................................................4
   3.1       MUTUAL COOPERATION; NO INCONSISTENT ACTION.....................................................4
   3.2       EMPLOYEE RELATIONS AND BENEFITS................................................................5
   3.3       FUNDING OF DISBURSEMENTS.......................................................................6

4. ALTERNATIVE DISPUTE RESOLUTION...........................................................................6

5. MISCELLANEOUS AGREEMENTS OF THE PARTIES..................................................................7
   5.1       NOTICES........................................................................................7
   5.2       TRANSACTION TAXES..............................................................................8
   5.3       FURTHER ASSURANCES.............................................................................8
   5.4       EXPENSES.......................................................................................9
   5.5       NON-ASSIGNABILITY..............................................................................9
   5.6       AMENDMENT; WAIVER..............................................................................9
   5.7       SCHEDULES AND EXHIBITS........................................................................10
   5.8       THIRD PARTIES.................................................................................10
   5.9       GOVERNING LAW.................................................................................10
   5.10      CONSENT TO JURISDICTION.......................................................................10
   5.11      CERTAIN DEFINITIONS...........................................................................11
   5.12      ENTIRE AGREEMENT..............................................................................11
   5.13      SECTION HEADINGS; TABLE OF CONTENTS...........................................................12
   5.14      SEVERABILITY..................................................................................12
   5.15      COUNTERPARTS..................................................................................12


                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement, dated as of October 25,1999 (hereinafter the "Agreement"), between CCPC Acquisition Corp., a Delaware corporation ("Acquisition"), and CCPC Holding Company, Inc., a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Ekco Group, Inc., a Delaware corporation ("Ekco"), is a wholly owned subsidiary of Acquisition; and

         WHEREAS, Buyer desires to purchase from Acquisition and Acquisition desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, all of the outstanding shares of common stock owned by Acquisition of Ekco (such purchase, the "STOCK PURCHASE");

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereby agree as follows:

1.       SALE AND TRANSFER OF EKCO STOCK

         Acquisition hereby delivers to Buyer certificates representing the shares of common stock of Ekco owned by Acquisition (the "Ekco Stock") duly endorsed, or accompanied by stock powers duly executed, with all necessary stock transfer stamps attached thereto and canceled, or such other assignments, deeds, share transfer forms, endorsements, notarial deeds of transfer or other instruments or documents, duly stamped where necessary, as required by the jurisdiction of organization of Ekco.

2.       PURCHASE PRICE

         2.1      PURCHASE PRICE

                  (a) The purchase price for the Ekco Stock shall be $220,102,600 subject to adjustment as provided in Section 2.2 (the "PURCHASE PRICE").

                  (b) PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable in immediately available federal funds to such bank account as shall be designated by Acquisition.

         2.2      WOODSTREAM/ASPEN VALUE ADJUSTMENT

                  (a) CALCULATION OF THE WOODSTREAM/ASPEN VALUE ADJUSTMENT. In accordance with the provisions of this Section 2.2, (x) no later than five (5) business days after receiving from Acquisition the Woodstream/Aspen Statement (as defined in Section 2.2(b)), Acquisition shall pay Buyer the amount, if any, by which the Woodstream/Aspen Value (as defined in Section 2.2(b)) exceeds $103 million and (y) no later than five (5) business days after receiving from Acquisition the Woodstream/Aspen Statement, Buyer shall pay Acquisition the amount, if any, by which $103 million exceeds the Woodstream/Aspen Value. Such Purchase Price adjustment shall be paid as set forth in Section 2.2(d) below.

                  (b) WOODSTREAM/ASPEN VALUE. No later than the first anniversary of the date hereof (the "One-Year Anniversary"), or, in the event that Acquisition has not sold or entered into an agreement to sell either Woodstream, Aspen, or both by the One-

Year Anniversary, no later than five (5) business days after receiving the Independent Appraiser Report, Acquisition shall prepare and deliver to Buyer a statement setting forth (i) (A) in the event Acquisition has sold or entered into an agreement to sell Woodstream, the proceeds to Acquisition from the sale of Woodstream net of any expenses incurred in connection with such transaction or (B) in the event Acquisition has not sold or entered into an agreement to sell Woodstream, the fair market value of Woodstream as set forth in the Independent Appraiser Report (in either case, the "Woodstream Value"), (ii) (A) in the event Acquisition has sold or entered into an agreement to sell Aspen, the proceeds to Acquisition from the sale of Aspen net of any expenses incurred in connection with such transaction or (B) in the event Acquisition has not sold or entered into an agreement to sell Aspen, the fair market value of Aspen as set forth in the Independent Appraiser Report (in either case, the "Aspen Value"), and (iii) the sum of the Woodstream Value and the Aspen Value (the "Woodstream/Aspen Value") (such statement, the "Woodstream/Aspen Statement").

                  (c) INDEPENDENT APPRAISAL. In the event that Acquisition has not sold or entered into an agreement to sell either Woodstream, Aspen or both by the One-Year Anniversary, an investment banking, accounting, consulting or similar firm with appropriate expertise in business valuation and that has no ties to either Acquisition or Buyer (the "Independent Appraiser") shall be engaged to determine the fair market value of Woodstream, Aspen or both, as the case may be, as it or they existed on the date hereof. The Independent Appraiser shall act as an arbitrator to determine the value of Woodstream, Aspen or both, as the case may be, as it or they existed on the date hereof based on the presentations by Acquisition and Buyer and on the valuation methodologies it deems appropriate. The Independent Appraiser's determination shall be made as soon as practicable following the date on which the matter is submitted to it (the "Submission Date") (which Submission Date shall be no later than five (5) business days after the One-Year Anniversary), shall be set forth in a written statement delivered to Acquisition and Buyer (the "Independent Appraiser Report"), and shall be final, binding, and conclusive. The fees and expenses of the Independent Appraiser shall be shared equally by Acquisition and Buyer. In the event a party does not comply with the procedure and time requirements contained herein or such other procedure or time requirements as the parties otherwise elect in writing, the Independent Appraiser shall render a decision based solely on the evidence it has which was timely filed by either of the parties.

                  (d) PAYMENT OF PURCHASE PRICE ADJUSTMENT. Payment of any adjustment in the Purchase Price pursuant to this Section 2.2 shall be made by wire transfer to an account designated by Acquisition or Buyer, as the case may be, in immediately available federal funds together with interest from the date hereof to the date of payment at the "base rate" of Citibank, N.A. or any successor thereto in New York, New York, based on a 360-day year [Check with Ron Starkman re: terms].

3.       AGREEMENTS OF BUYER AND ACQUISITION

         3.1      MUTUAL COOPERATION; NO INCONSISTENT ACTION

                  Subject to the terms and conditions hereof, Acquisition and Buyer agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement

         3.2      EMPLOYEE RELATIONS AND BENEFITS

                  (a)      COMPARABLE BENEFITS.

                  (i) For a period beginning on the date hereof and ending no earlier than September 16, 2000, Buyer shall maintain employee compensation and benefit plans, programs, policies and fringe benefits (including any post-employment benefits) that are no less favorable than those provided to Ekco Employees under the Benefit Plans as in effect immediately prior to the date hereof (the "Existing Plans"), subject to the right to amend or terminate such Existing Plans in accordance with their terms, provided that after any such amendment or termination such programs, policies and fringe benefits continue to be, in the aggregate, substantially equivalent to the Existing Plans.

                  (ii) For a period beginning on the date hereof and ending no earlier than September 16, 2000, Buyer shall provide to all Ekco Employees severance pay and benefits, to the extent such pay and benefits are provided under the applicable existing plans that provide severance benefits, as in effect immediately prior to the date hereof (the "Existing Severance Benefits"), which are equivalent to such Existing Severance Benefits, subject to the right to amend or terminate such Existing Severance Benefits in accordance with their terms, provided that after any such amendment or termination such severance pay and benefits continue to be substantially equivalent to the Existing Severance Benefits. Further, Buyer shall credit the prior service of all Ekco Employees to Ekco for purposes of determining the eligibility, vesting or qualification of such employees under Existing Plans, Existing Severance Benefits and any successor plans and benefit programs and shall waive all preexisting condition exclusions under any health Benefit Plans which were waived under such Plans.

                  (b) EMPLOYMENT LIABILITIES. Except as otherwise specifically provided in this Section 5.6, Buyer shall be responsible and liable for (i) all liabilities and obligations relating to the participation of Ekco Employees under any welfare Benefit Plans before, on or after the date hereof (including, but not limited to, medical, dental and life insurance benefits for the benefit of Ekco Employees who are receiving disability income payments under any Benefit
Plan), and (ii) all liabilities and obligations in connection with the employment (or termination of employment) of the Ekco Employees before, on or after the date hereof including the assumption of any applicable employment and severance agreements and collective bargaining agreements with respect to the Ekco Employees.

                  (c) NO RIGHTS CONFERRED ON EMPLOYEES. Nothing herein, expressed or implied, shall confer upon any employee or former employee of Ekco or Buyer or any of their affiliates any rights or remedies including, without limitation, any right to employment or continued employment for any specified period of any nature or kind whatsoever, under or by reason of this Agreement.]

         3.3      FUNDING OF DISBURSEMENTS

                  Effective at the opening of business on the date hereof, Buyer shall be responsible for funding all disbursements of Ekco.

4.       ALTERNATIVE DISPUTE RESOLUTION

         The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within twenty (20) days after delivery of said notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute.

5. MISCELLANEOUS AGREEMENTS OF THE PARTIES

         5.1      NOTICES.

         All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and,

If to Buyer:                                CCPC Holding Company, Inc.
                                            One Pyrex Place
                                            Elmira, NY 14902
                                            Attention: Anthony P. Deasey
                                            Facsimile: 607-377-8774


If to Acquisition:                          CCPC Acquisition Corp.
                                            One Little Falls Centre
                                            2711 Centerville Road
                                            Suite 202
                                            Wilmington, DE 19808
                                            Attention: Phyllis R. Yeatman

                                            Facsimile: 302-633-7808


With a Copy to:                             William F. Stoll, Esq.
                                            Senior Vice President and
                                            General Counsel
                                            Borden, Inc.
                                            180 East Broad Street
                                            Columbus, OH 43215-3799
                                            Facsimile:  614-627-8374

and

                                            David J. Sorkin, Esq.
                                            Simpson Thacher & Bartlett
                                            425 Lexington Avenue
                                            New York, New York 10017
                                            Facsimile: 212-455-2502

                  or to such other address as any such party shall designate by written notice to the other parties hereto.

          5.2      TRANSACTION TAXES.

                           Buyer shall be responsible for the payment of all
sales and transfer taxes, if any, which may be payable with respect to the consummation of the transactions contemplated by this Agreement and to the extent any exemptions from such taxes are available Buyer and Acquisition shall cooperate to prepare any certificates or other documents necessary to claim such exemptions.

         5.3      FURTHER ASSURANCES

         Upon request from time to time, Acquisition or Buyer shall execute or cause its subsidiaries to execute and deliver all documents, take all rightful oaths, and do all other acts that may be reasonably necessary or desirable, in the reasonable opinion of counsel for Buyer or Acquisition, as the case may be, to perfect or record the title of Buyer, or any successor of Buyer, to the assets transferred or to be transferred under this Agreement, or to aid in the prosecution, defense, or other litigation of any rights arising from said transfer (provided that Buyer or Acquisition, as the case may be, shall reimburse Acquisition or Buyer and their respective affiliates for all out of pocket costs and expenses resulting from any such request).

         5.4      EXPENSES.

         Subject to Section 8.3, Acquisition and Buyer shall each pay their respective expenses (such as legal, investment banker and accounting fees) incurred in connection with the origination, negotiation, execution and performance of this Agreement.

         5.5      NON-ASSIGNABILITY.

         This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by either party hereto without the express prior written consent of the other party, and any attempted assignment, without such consents, shall be null and void.

         5.6      AMENDMENT; WAIVER.

         This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         5.7      SCHEDULES AND EXHIBITS.

         All exhibits and schedules hereto are hereby incorporated by reference and made a part of this Agreement.

         5.8      THIRD PARTIES.

         This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

         5.9      GOVERNING LAW.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         5.10     CONSENT TO JURISDICTION.

         Each of the parties hereto, irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto, further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 8.1 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         5.11     CERTAIN DEFINITIONS.

         For purposes of this Agreement, the term:

         (i) "AFFILIATE" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

         (ii) "PERSON" means an individual, corporation, partnership, association, trust, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

         (iii) "SUBSIDIARY" or "SUBSIDIARIES" of Buyer, Acquisition or any other person means any corporation, partnership, joint venture or other legal entity of which Buyer, Acquisition or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

         5.12     ENTIRE AGREEMENT.

         This Agreement, and the Schedules and Exhibits hereto set forth the entire understanding of the parties hereto and no modifications or amendments to this Agreement shall be binding on the parties unless in writing and signed by the party or parties to be bound by such modification or amendment.

         5.13     SECTION HEADINGS; TABLE OF CONTENTS.

         The section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         5.14     SEVERABILITY.

         If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

         5.15     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as of the date first above written.

                                       CCPC ACQUISITION CORP.


                                       By: /s/ Phyllis R. Yeatman
                                           ------------------------------------
                                       Name: Phyllis R. Yeatman
                                       Title:  President


                                       CCPC HOLDING COMPANY, INC.


                                       By:  /s/  Anthony P. Deasey
                                           ------------------------------------
                                       Name:  Anthony P. Deasey
                                       Title:  Senior Vice President and Chief
                                               Financial Officer